UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 18, 2004 (October 12, 2004)

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

0-8771	87-0278175
(Commission File Number)	(IRS Employer Identification No.)

600 Komas Dr, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

801-588-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 12, 2004, Evans & Sutherland Computer Corporation (“E&S”) entered into an Asset Purchase Agreement with Video Display Corporation (“VDC”) for the sale of E&S’ cathode ray tube (“CRT”) projector product lines (the ESCP and TargetView projectors) for $5,250,000.  Prior to this transaction, E&S purchased materials and supplies on a regular basis from VDC for the production of its CRT projectors.

The material terms and conditions of the Asset Purchase Agreement are: VDC has acquired the assets related to the development, manufacture, and sale of the E&S CRT projector product lines;  E&S and VDC have entered into a supply agreement whereby VDC is to supply ESCP and TargetView projectors to E&S over a five year period;  E&S is not to compete in CRT-based projector development, production, and parts replacement or repair business for a period of five years, except to the extent of activities and obligations described under the supply agreement (for example, E&S may perform warranty and service agreements); and E&S is to assist VDC in transitioning the manufacture and service of the CRT projector product to VDC facilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVANS & SUTHERLAND COMPUTER CORPORATION

Date: October 18, 2004	/s/ Kevin A. Paprzycki
Kevin A. Paprzycki
Chief Financial Officer and Corporate Secretary